UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange
Act of 1934

Date of Report (Date of Earliest Event Reported):
June 22, 2010

MEASUREMENT SPECIALTIES, INC.
(Exact name of registrant as specified in its charter)

New Jersey	1-11906	22-2378738
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

1000 Lucas Way, Hampton, VA 23666
(Address of principal executive offices) (Zip Code)

(757) 766-1500
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e- 4(c))

Item 4.01.                      Change in Registrant’s Certifying Accountant

Dismissal of previous independent registered public accounting firm:

The Audit Committee (the “Audit Committee”) of the Board of Directors of Measurement Specialties, Inc. (the “Company”), determined that it was in the best interests of the Company to change its independent registered public accounting firm and, in connection therewith, dismissed KPMG  LLP (“KPMG”) as the Company’s independent registered public accounting firm. This dismissal was approved by the Audit Committee and became effective on June 22, 2010.

The audit reports of KPMG on the consolidated financial statements of the Company as of and for the fiscal years ended March 31, 2010 and March 31, 2009, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle, except that KPMG LLP's report on the consolidated financial statements of the Company as of and for the year ended March 31, 2009, contained a separate paragraph stating that, “As discussed in note 2 to the consolidated financial statements, Measurement Specialties, Inc. adopted the provisions of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes, effective April 1, 2007.”

The audit reports of KPMG LLP on the effectiveness of internal control over financial reporting as of March 31, 2010 and 2009 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG LLP’s reports on the effectiveness of internal control as of March 31, 2010 and 2009 indicated that management’s assessment of and conclusion on the effectiveness of internal controls over financial reporting excluded the evaluation of internal controls for the Company’s joint venture in Japan, Nikkiso-THERM (NT).  NT is an entity consolidated pursuant to FIN 46R. The Company does not have the ability to dictate or modify the controls of NT, and the Company does not have the ability, in practice, to assess those controls. At March 31, 2010 and 2009, NT represented $5,108,000 and $5,525,000, respectively, in total assets and $4,582,000 and $4,090,000 respectively, in net sales. Additionally, KPMG LLP’s audit report on the effectiveness of internal control as of March 31, 2009 indicated that management’s assessment of and conclusion on the effectiveness of internal controls over financial reporting excluded the evaluation of internal controls for the Company’s recent acquisitions of RIT SARL (“Atexis”) and FGP Instrumentation, GS Sensors and ALS (collectively “FGP”) during 2009.  At March 31, 2009, Atexis and FGP represented $11,465,000 in total assets, excluding goodwill and intangible assets resulting from these acquisitions, and $3,215,000 in net sales.

During the fiscal years ended March 31, 2010 and March 31, 2009 and the subsequent period through June 22, 2010, there were no disagreements with KPMG on any matter of accounting principles, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of KPMG would have caused them to make reference thereto in KPMG’s audit reports on the financial statements of the Company for such fiscal years.

During the fiscal years ended March 31, 2010 and March 31, 2009 and the subsequent period through June 22, 2010, there were no “reportable events” (as defined in Regulation S-K Item 304(a)(1)(v)).

Engagement of new independent registered public accounting firm:

On June 22, 2010 the Audit Committee approved the engagement of Ernst & Young LLP (“E&Y”) to serve as the Company’s independent registered public accounting firm for the Company’s fiscal year ending March 31, 2011. The engagement was effective June 22, 2010. The decision to change the Company’s principal independent accountants was the result of the Audit Committee’s determination that it was in the best interests of the Company.

During the fiscal years ended March 31, 2010 and March 31, 2009 and the subsequent period through June 22, 2010, the Company did not consult with E&Y regarding either:

(a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, nor did E&Y provide written or oral advice to the Company that E&Y concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

(b) any matter that was either the subject of a “disagreement” (as defined in Regulation S-K Item 304(a)(1)(iv) and the related instructions), or a “reportable event” (as defined in Regulation S-K Item 304(a)(1)(v)).

Letter of KPMG LLP

The Company provided KPMG with a copy of this Current Report on Form 8-K, and requested that KPMG furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether KPMG agrees with the disclosure contained in this Current Report on Form 8-K or, if not, stating the respects in which it does not agree. The Company has received the requested letter from KPMG and a copy of KPMG’s letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

16.1           Letter of KPMG LLP, dated June 28, 2010, regarding change in independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Measurement Specialties, Inc.
(Registrant)

/s/ Mark Thomson
Mark Thomson
Chief Financial Officer

Date:  June 28, 2010